EXHIBIT 10.20

October 27, 2004

Tony Sahbaz, President / C.E.O.

I/OMagic Corporation

4 Marconi

Irvine, CA 92618

Re: Business credit line

Dear Mr. Shabaz:

On behalf of United National Bank, I’m pleased to inform you that United National Bank agrees to extend your company’s line of credit for one-month period until 12/01/2004 before completing the annual credit renewal of the said line of credit. Meanwhile, we’ll continue our credit review process of renewing your company’s credit line with United National Bank within this one-month extension period.

If you have any question on the aforementioned matter, please feel free to contact the undersigned at (626) 281-5982. Again, we appreciate your patronage, and United National Bank is looking forward to continuing such relation with your respectable company.

Sincerely yours,

/s/ PAUL LIAW
Paul Liaw Vice President / Manager International Department

CC:	Andy Yen, President

Wilson Ngai, Executive Vice President, Branch Administration

Donald Volkman, Senior Vice President, Credit Administration